Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment to the Registration Statement on Form SB-2 for Huiheng Medical, Inc. (the “Company”) of our report, dated April 30, 2007, of the consolidated financial statements of the Company for the years ending December 31, 2006 and 2005.

Furthermore, we also consent to the reference to us under the heading “Experts” in this Amendment to the Registration Statement.

/s/ UHY ZTHZ HK CPA LIMITED
UHY ZTHZ HK CPA LIMITED

February 1, 2008